Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com	Richard Simonelli Director Investor Relations (202) 346-6394 rsimonelli@costar.com

CoStar Integration of LoopNet Leads to 227% Year-over-Year EBITDA Increase

Revenue Increases 50% Year-over-Year and Company Raises Guidance for 2012

WASHINGTON, DC - October 24, 2012 - CoStar Group, Inc. (NASDAQ: CSGP), commercial real estate's leading provider of information, analytics and marketing services, announced today that revenue for the third quarter of 2012 was $96.0 million versus $63.8 million in the third quarter of 2011, which represents an increase of 50% year-over-year.

Non-GAAP net income (defined below) in the third quarter of 2012 was $13.1 million or $0.47 per diluted share which represents an increase of $5.9 million or 82% year-over-year. Net income in the third quarter of 2012 increased to $6.8 million or an increase of 196% year-over-year.

Adjusted EBITDA (defined below) was $25.6 million for the third quarter of 2012, which is an increase of 83% year-over-year. Adjusted EBITDA margins for the third quarter of 2012 increased to 26.7% from 21.9% in the third quarter of 2011. EBITDA (defined below) in the third quarter of 2012 was $19.6 million versus $6.0 million in the third quarter of 2011, an increase of 227% year-over-year.

“I am very pleased with the progress we are making on the integration of LoopNet,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar. “All areas of our business are coming together to realize the synergies associated with the LoopNet acquisition and provide the best products and services to the participants in commercial real estate. In particular, our combined sales force is successfully cross-selling CoStar's information services and LoopNet's marketing solutions to our respective customer bases. As a result, we have added an all-time high number of new customers in the third quarter, and we are seeing the positive effects on our revenue and earnings.”

Year 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)
	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$59.6	$62.1	$63.8	$66.2	$68.6	$85.2	$96.0
EBITDA	10.5	7.1	6.0	11.0	11.9	8.2	19.6
Net income (loss)	4.5	2.6	2.3	5.2	5.1	(6.7)	6.8
Net income (loss) per share - diluted	0.22	0.12	0.09	0.20	0.20	(0.25)	0.24
Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5	26.5	27.7

Adjusted EBITDA	12.6	14.3	14.0	16.0	15.3	20.4	25.6
Non-GAAP Net Income	6.2	7.3	7.2	8.4	8.2	10.5	13.1
Non-GAAP Net Income per share - diluted	0.29	0.33	0.28	0.33	0.32	0.39	0.47

In the third quarter of 2012, the Company's 12-month trailing renewal rate for annual subscription-based services was 94% and the renewal rate for CoStar's over 5,000 customer firms of five years or longer was 99%. Both remain at all-time highs.

As of September 30, 2012, the Company had approximately $151.8 million in cash, cash equivalents, short-term and long-term investments. This represents an increase of $22.7 million from the second quarter of 2012. Short and long-term debt associated with the LoopNet acquisition totaled approximately $170.6 million as of September 30, 2012.

The third quarter of 2012 was the first full quarter including LoopNet. The transaction closed on April 30, 2012.

2012 Outlook

“Based on the strong earnings results in the third quarter of 2012, we are raising our annual guidance for non-GAAP net income per diluted share (defined below) to a range of approximately $1.59 to $1.64 for the year, an increase of $0.16 at the midpoint,” stated Brian J. Radecki, Chief Financial Officer of CoStar. For the fourth quarter of 2012, the Company expects non-GAAP net income per diluted share of $0.40 to $0.45.

“I am excited that the progress we are making integrating the companies is translating to cost synergies as reflected in our third quarter results and increased earnings guidance,” continued Radecki. As disclosed last quarter, the Company plans to invest in marketing initiatives totaling $0.10 to $0.12 of non-GAAP net income per diluted share in order to drive revenue synergies through cross-selling. These programs will be aligned with selling activities throughout Q4 of 2012 and into Q1 of 2013.

For the full year of 2012, the Company is also raising the lower end of estimates for revenue to a range of approximately $347 million to $349 million. For the fourth quarter of 2012, the Company expects revenue in the range of $97 million to $99 million.

For the combined company, forward-looking non-GAAP net income per diluted share includes the non-GAAP net income of CoStar's existing business, the pro-rata non-GAAP net income of LoopNet for approximately eight months, as well as the impact of the reduction in LoopNet deferred revenue and higher interest expense related to the debt incurred to finance the acquisition. The Company issued approximately 1.9 million shares for the stock component of the merger consideration, which we estimate will result in fully diluted weighted shares of approximately 27.7 million for the fourth quarter and 26.8 million for the full year 2012.

The preceding forward-looking statements reflect CoStar's expectations as of October 24, 2012, including forward-looking non-GAAP financial measures on a consolidated basis - including LoopNet and related costs. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of non-GAAP net income, EBITDA, adjusted EBITDA and all of the non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company's financial condition and results of operations, please refer to the Company's latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company's corporate headquarters, and (v) settlements and impairments incurred outside the Company's normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, (vi) costs related to the acquisition and transition of the Company's corporate headquarters, and (vii) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2011, we assumed a 40% tax rate, and in 2012 we assume a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the third quarter of 2012 and the Company's outlook for the fourth quarter of 2012 at 11:00 a.m. EDT on Thursday, October 25, 2012. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 230-1096 (from the United States and Canada) or (612) 332-0107 (from all other countries) and refer to conference code 266046. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 266046. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011

Revenues	$96,001	$63,829	$249,853	$185,574
Cost of revenues	30,882	21,175	83,388	66,153
Gross margin	65,119	42,654	166,465	119,421

Operating expenses:
Selling and marketing	22,010	17,467	57,576	44,993
Software development	9,722	5,017	22,714	15,420
General and administrative	19,617	16,631	59,602	43,375
Purchase amortization	4,824	535	9,038	1,624
	56,173	39,650	148,930	105,412

Income from operations	8,946	3,004	17,535	14,009
Interest and other income (expense), net	(1,763)	194	(2,582)	574
Income before income taxes	7,183	3,198	14,953	14,583
Income tax expense, net	404	887	9,752	5,103
Net income	$6,779	$2,311	$5,201	$9,480

Net income per share - basic	$0.25	$0.09	$0.20	$0.42
Net income per share - diluted	$0.24	$0.09	$0.19	$0.41

Weighted average outstanding shares - basic	27,243	24,973	26,279	22,505
Weighted average outstanding shares - diluted	27,673	25,317	26,691	22,903

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011

Net income	$6,779	$2,311	$5,201	$9,480
Income tax expense, net	404	887	9,752	5,103
Income before income taxes	7,183	3,198	14,953	14,583
Purchase amortization and other related costs	7,851	874	14,645	2,578
Stock-based compensation expense	3,739	1,845	8,667	6,110
Acquisition and integration related costs	2,275	5,798	12,917	11,128
Restructuring and related costs	—	1,509	—	1,509
Settlements and Impairments	—	(1,207)	—	(1,479)
Non-GAAP Income before income taxes	21,048	12,017	51,182	34,429
Assumed rate for income tax expense, net *	38%	40%	38%	40%
Assumed provision for income tax expense, net	(7,998)	(4,807)	(19,449)	(13,772)
Non-GAAP Net Income	$13,050	$7,210	$31,733	$20,657

Net Income per share - diluted	$0.24	$0.09	$0.19	$0.41
Non-GAAP Net Income per share - diluted	$0.47	$0.28	$1.19	$0.90

Weighted average outstanding shares - diluted	27,673	25,317	26,691	22,903

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011

Net income	$6,779	$2,311	$5,201	$9,480
Purchase amortization in cost of revenues	3,027	339	5,607	954
Purchase amortization in operating expenses	4,824	535	9,038	1,624
Depreciation and other amortization	2,844	2,129	7,554	7,065
Interest income (expense), net	1,763	(194)	2,582	(574)
Income tax expense, net	404	887	9,752	5,103
EBITDA	$19,641	$6,007	$39,734	$23,652
Stock-based compensation expense	3,739	1,845	8,667	6,110
Acquisition and integration related costs	2,275	5,798	12,917	11,128
Restructuring and related costs	—	1,509	—	1,509
Settlements and Impairments	—	(1,207)	—	(1,479)
Adjusted EBITDA	$25,655	$13,952	$61,318	$40,920

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$129,462	$545,280
Short-term investments	817	3,515
Accounts receivable, net	21,397	16,589
Deferred income taxes, net	15,145	11,227
Income tax receivable	6,560	850
Prepaid and other current assets	7,999	5,722
Debt issuance costs	2,953	—
Total current assets	184,333	583,183

Long-term investments	21,561	24,584
Deferred income taxes, net	—	10,224
Property and equipment, net	42,962	37,571
Goodwill	718,080	91,784
Intangible and other assets, net	178,205	20,530
Deposits and other assets	2,160	2,241
Debt issuance costs	7,358	918
Total assets	$1,154,659	$771,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$47,242	$38,533
Current portion of long-term debt	13,125	—
Income taxes payable	—	978
Deferred revenue	32,661	22,271
Total current liabilities	93,028	61,782

Long-term debt, less current portion	157,500	—
Deferred gain on sale of building	29,440	31,333
Deferred rent	16,895	16,592
Deferred income taxes, net	38,142	—
Income taxes payable	2,826	2,151
Other long-term liabilities	977	—

Stockholders' equity	815,851	659,177
Total liabilities and stockholders' equity	$1,154,659	$771,035

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011
Revenues
United States	$91,153	$59,192	$235,606	$171,768
International
External customers	4,848	4,637	14,247	13,806
Intersegment revenue *	388	327	1,154	805
Total international revenue	5,236	4,964	15,401	14,611
Intersegment eliminations	(388)	(327)	(1,154)	(805)
Total revenues	$96,001	$63,829	$249,853	$185,574

EBITDA
United States	$22,688	$6,828	$46,302	$26,451
International **	(3,047)	(821)	(6,568)	(2,799)
Total EBITDA	$19,641	$6,007	$39,734	$23,652

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of Property and Portfolio Research, Inc. (PPR), for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $2,300,000 and $100,000 for the three months ended September 30, 2012 and 2011, and approximately $4,500,000 and $200,000 for the nine months ended September 30, 2012 and 2011, respectively.

Reconciliation of Non-GAAP Financial Measures with 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income (loss)	$4.5	$2.6	$2.3	$5.2	$5.1	$(6.7)	$6.8
Income tax expense, net	2.8	1.5	0.9	2.8	3.7	5.6	0.4
Income (loss) before income taxes	7.3	4.1	3.2	8.0	8.8	(1.1)	7.2
Purchase amortization and other related costs	0.8	0.8	0.9	1.1	1.0	5.8	7.9
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2	2.7	3.7
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2	9.5	2.3
Restructuring and related costs	—	—	1.5	—	—	—	—
Settlements and Impairments	(0.3)	—	(1.2)	—	—	—	—
Non-GAAP Income before income taxes	10.2	12.1	12.1	14.1	13.2	16.9	21.1
Assumed rate for income tax expense, net *	40%	40%	40%	40%	38%	38%	38%
Assumed provision for income tax expense, net	(4.0)	(4.8)	(4.9)	(5.7)	(5.0)	(6.4)	(8.0)
Non-GAAP Net Income	$6.2	$7.3	$7.2	$8.4	$8.2	$10.5	$13.1

Non-GAAP Net Income per share - diluted	$0.29	$0.33	$0.28	$0.33	$0.32	$0.39	$0.47

Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5	26.9	27.7

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income (loss)	$4.5	$2.6	$2.3	$5.2	$5.1	$(6.7)	$6.8
Purchase amortization	0.8	0.8	0.9	1.0	1.0	5.8	7.9
Depreciation and other amortization	2.6	2.4	2.1	2.2	2.3	2.4	2.8
Interest expense (income), net	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	1.1	1.7
Income tax expense, net	2.8	1.5	0.9	2.8	3.7	5.6	0.4
EBITDA	$10.5	$7.1	$6.0	$11.0	$11.9	$8.2	$19.6
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2	2.7	3.7
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2	9.5	2.3
Restructuring and related costs	—	—	1.5	—	—	—	—
Settlements and Impairments	(0.3)	—	(1.2)	—	—	—	—
Adjusted EBITDA	$12.6	$14.3	$14.0	$16.0	$15.3	$20.4	$25.6

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2012		Ended December 31, 2012
	Low	High	Low	High

Net income	$2,800	$4,800	$8,000	$10,000
Income tax expense, net	2,500	3,900	12,200	13,600
Income before income taxes	5,300	8,700	20,200	23,600
Purchase amortization and other related costs	7,600	7,600	22,200	22,200
Stock-based compensation expense	3,500	3,000	12,200	11,700
Acquisition and integration related costs	1,300	600	14,200	13,500
Non-GAAP Income before income taxes	17,700	19,900	68,800	71,000
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(6,726)	(7,562)	(26,144)	(26,980)
Non-GAAP Net Income	$10,974	$12,338	$42,656	$44,020

Net Income per share - diluted	$0.10	$0.17	$0.30	$0.37
Non-GAAP Net Income per share - diluted	$0.40	$0.45	$1.59	$1.64

Weighted average outstanding shares - diluted	27,700	27,700	26,800	26,800

* A 38% tax rate is assumed for 2012 in order to approximate the Company's long-term effective corporate tax rate.

About CoStar Group, Inc.
CoStar Group (NASDAQ: CSGP) is commercial real estate's leading provider of information, analytics and marketing services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Through LoopNet, the Company operates the most heavily trafficked commercial real estate marketplace online with more than 6.4 million registered members and 3.5 million unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe including the industry's largest professional research organization. For more information, visit www.costar.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot be sustained at the current pace, including trends related to sales, earnings, and revenue growth and renewal rates; the risk that the combination of CoStar and LoopNet does not result in or create the anticipated benefits for CoStar; the risk that the sales and marketing programs directed at cross-selling of services will not drive the anticipated revenue synergies through cross-selling or position the company for high margin revenue growth in 2013 and beyond or that such synergies may take longer to realize than expected; the risk that CoStar will not achieve continued strong revenue and earnings growth throughout 2012 and in 2013; the risk that revenues for the fourth quarter of 2012 and full year 2012 will not be as stated in this press release; the risk that non-GAAP net income per diluted share for the fourth quarter of 2012 and full year 2012 will not be as stated in this press release; the risk that the integration of LoopNet will not continue to result in anticipated cost savings or synergies; the risk that the additional marketing initiatives will not be executed as stated in this press release; and the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar's Annual Report on Form 10-K for the year ended December 31, 2011, and CoStar's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and the company's other filings with the SEC available at the SEC's website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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